Exhibit 10.27a

Hot Topic Inc., Director Compensation

Cash Compensation:

MEETINGS	PER MEETING FEE
Board
Chair	$7,000
Member	$5,000

Audit Committee
Chair	$2,500	(+$10,000/Qtr.)
Member	$1,500

Governance & Nominating Committee
Chair	$2,500
Member	$1,000

Compensation Committee
Chair	$2,500
Member	$1,000

Other Compensation:

Automatic Options:

New Director Grant:	10,000 options
Continuing Director Grant:	2,500 options
Continuing Chair Grant:	3,750 options

Discretionary Options:

Continuing Director Grant: The number of shares which will, including the automatic grant, provide a $60,000 aggregate grant, using the Black Scholes model.

Continuing Chair Grant: The number of shares which will, including the automatic grant, provide an $80,000 aggregate grant, using the Black Scholes model.

Stock Bonus Award:

Director Award: The number of shares equal to $25,000 divided by the share price determined as of the date of grant.

Chair Award: The number of shares equal to $30,000 divided by the share price determined as of the date of grant.